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                                                                    EXHIBIT 10.1

                    SEVERANCE AGREEMENT AND RELEASE OF CLAIMS

            THIS SEVERANCE AGREEMENT AND RELEASE OF CLAIMS ("Agreement"), is made and entered on May 23, 2005 into by and between TRANS INDUSTRIES, INC. ("the Company") and DALE S. COENEN ("Employee") with an Effective Date as described below.

                                   WITNESSETH:

            WHEREAS, Employee has been employed by the Company as its Chief Executive Officer; and

            WHEREAS, each of the parties acknowledge that the Employee has voluntarily resigned as Chief Executive Officer effective as of the close of business on March 16, 2005 (the "Date of Separation"); and

            WHEREAS, the Company and Employee wish to resolve all matters and issues between them arising from or relating to Employee's employment by the Company and Employee's resignation from employment by the Company.

            NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Employee and the Company hereby agree as follows:

            1. Severance Term. The term of the severance shall be for a period of eight (8) months commencing March 16, 2005 and ending November 16, 20s05.

            2. Severance Payment. Upon the Effective Date of this Agreement as set forth in Section 24 herein, the Company shall pay Employee a severance payment in the gross amount of $120,000.00, less applicable payroll taxes and withholdings. The gross amount shall be paid in eight equal installments of $15,000.00, on the 16th of each month commencing with March, 2005 and ending with November, 2005. Employee shall not be eligible to participate in the Company profit sharing plan or 401k plan subsequent to the effective date of this Agreement.

            3. Accrued Vacation. The Employee shall not receive vacation pay.

            4. Health Insurance. The Company will provide to Employee the current health care coverage at the current employee cost (deducted from the payment described in Section1 above) until November 16, 2005. Employee shall not be eligible for all life insurance coverages, workers compensation insurance and short and long term disability as of March 16, 2005. At the expiration of the severance period described in Section1 above, Employee shall be entitled to continuation of coverage under the Company's health/medical insurance plan at his/her own expense pursuant to any rights he/she may have under the federal Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA"), part VI of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended; Internal Revenue Code Section 4980(B)(f). Such continuation shall be afforded up to the maximum period provided by law so long as Employee submits payments for elected coverage and otherwise complies with conditions of continuation on a timely basis.

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            5. Trans-Industries, Inc. Board of Directors. In consideration of the foregoing, Employee shall not receive Director fees during the calendar year 2005. Employee shall be reimbursed for properly documented normal and ordinary expenses incurred directly in connection with meetings of the Board of Directors attended by Employee, including standard class travel and overnight accommodations.

            6. Automobile and other Company Property and Reimbursements. Company shall pay the lease expense for the Company vehicle currently used by Employee in New York until November 1, 2005. All other Company property, including but not limited to laptop computers, cell phones, credit cards, keys, and other electronic devices was returned to the Company by Employee by March 16, 2005. Final expense account reports were submitted by March 16, 2005.

            7. Non-Disclosure of Confidential Information. Employee understands and hereby acknowledges that, as a result of his employment with the Company, he has necessarily become informed of, and had access to, confidential information of the Company including, without limitation, its computer programs and software, inventions, processes, trade secrets, technical information, know-how, plans, specifications, identity of customers and identity of suppliers, and that such information, even though it may be developed or otherwise acquired by Employee, is the exclusive property of the Company and solely for the Company's benefit. Accordingly, Employee hereby agrees that he shall not, at any time, use, copy, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Company's confidential information without the written consent of the Company. Notwithstanding the foregoing, the provisions of this Section shall not apply to any information which (i) becomes generally available to the public other than as a result of disclosure by Employee; (ii) was available on a nonconfidential basis prior to its disclosure to Employee by the Company or its representatives, or (iii) becomes available to Employee on a nonconfidential basis from a source other than the Company or its representatives provided that such source is not bound by a confidentiality agreement with the Company or its representatives. For the purposes of this Section, the term "the Company" shall also mean and include its parents, subsidiaries, joint ventures and other affiliates. The obligations of this Section shall also apply to proprietary or confidential information of another party which the Company receives in the normal course of Employee's employment with the Company.

            8. Covenant Not to Compete. Employee hereby agrees that for a period of one (1) year from the effective date hereof, he shall not directly or indirectly engage in any geographical area in which the Company shall be doing business in any line of business that is similar to or competitive with that then being conducted by the Company, either for his own account or as a member of any type of partnership or legal entity, or as a stockholder, investor, officer or director of a corporation or other legal entity, nor lend, afford or furnish money or assistance, financial or otherwise, nor organize, direct, counsel or advise anyone in any line of business that is similar to or competitive with that then being conducted by the Company in any geographical area in which the Company shall be doing business, and, in particular, shall not in any way, directly or indirectly, (i) solicit or attempt to solicit any customers or clients of the

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Company; (ii) solicit or attempt to solicit for any business endeavor any employee of the Company; or (iii) otherwise divert or attempt to divert from the Company and business whatsoever or interfere with any business relationship between the Company and any other person. In the event that any portion of this noncompetition agreement is deemed not to be enforceable by a court of competent jurisdiction because it is deemed overly broad in terms of time or the geographic area covered, this noncompetition agreement shall not be void but shall be modified to extend through a reasonable time period and/or geographic area.

            9. Noninterference. Employee shall not, at any time, without the prior written consent of the Board, directly or indirectly induce or attempt to induce any employee, agent or other representative or associate of the Company or any affiliate to terminate its relationship with the Company or any affiliate, or in any way directly or indirectly interfere with any relationship between the Company or any affiliate and any of its suppliers or customers.

            10. Equitable Relief. Because the Company does not have an adequate remedy at law to protect its business from Employee's competition or to protect its interests in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, the Company shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of this Agreement, be available to the Company. In the event of such a breach, in addition to any other remedies, the Company shall be entitled to receive from Employee payment of, or reimbursement for, its reasonable attorneys' fees and disbursements incurred in enforcing any such provision.

            11. Adequacy of Consideration. Employee hereby agrees and acknowledges that the payments and benefits described in Section 2, 3, 4 and 6 of this Agreement are over and above any entitlements, severance or otherwise, that he may have by reason of his separation from employment with the Company, and that such payments and amounts constitute adequate consideration for all of Employee's covenants and obligations set forth herein, including, but not limited to, the Release of Claims set forth in Section 12 of this Agreement.

            12. Employee's Release. In consideration of the promises and agreements set forth herein, other than the obligations and covenants set forth in this Agreement, the Agreement for Management Succession, Resignation and Severance of CEO, and Other Miscellaneous Matters, the Stock Purchase Agreement, Right of First Refusal Agreement, Amendment No. 3, and Stock Restriction Agreement entered into commensurate herewith, Employee does hereby for himself and for his heirs, executors, successors and assigns, release and forever discharge the Company, its parents, subsidiaries, divisions, and affiliated businesses, direct or indirect, if any, together with its and their respective officers, directors, trustees, shareholders, management, representatives, agents, employees, successors, assigns, and attorneys, both known and unknown, in both their personal and agency capacities (collectively, "the Company Entities") of and from any and all claims, demands, damages, actions or causes of action, suits, claims, charges, complaints, contracts, whether oral or written, express or implied and promises, at law or in equity, of whatsoever kind or nature, including but not limited to any alleged violation of any state or federal anti-discrimination statutes or regulations, including but not limited to Title VII of The Civil Rights Act of 1964 as amended, ERISA, the Americans With Disabilities Act, the

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Age Discrimination in Employment Act, Michigan's Elliott-Larsen Civil Rights
Act, as amended; Michigan's Persons with Disabilities Civil Rights Act, as amended; the Michigan Whistleblowers' Protection Act; the Michigan Worker's Compensation Act; Michigan common law or doctrines, in law or in equity; the Older Workers Benefit Protection Act, breach of any express or implied contract or promise, wrongful discharge, violation of public policy, or tort, all demands for attorney's fees, back pay, holiday pay, vacation pay, bonus, group insurance, any claims for reinstatement, all employee benefits and claims for money, out of pocket expenses, any claims for emotional distress, degradation, humiliation, that Employee might now have or may subsequently have, whether known or unknown, suspected or unsuspected, by reason of any matter or thing, arising out of or in any way connected with, directly or indirectly, any acts or omissions of the Company or any of its directors, officers, shareholders, employees and/or agents arising out of Employee's employment and termination from employment which have occurred prior to and including the Effective Date of this Agreement, EXCEPT those matters specifically set forth herein and EXCEPT for any pension or retirement benefits which may have vested on Employee's behalf, if any.

            13.   Trans-Industries, Inc. Release.

                  a. Release. Subject to Section 13(b), for good and valuable consideration, the sufficiency of which is acknowledged, the Company does hereby release and forever discharge Employee, his heirs, administrators, agents and assigns, none of whom admit any liability, from any and all claims, demands, damages, actions or causes of action or suits, and all such claims, losses, or damages which occur or arise out of Employee's employment with the Company.

                  b. Intentional Acts. This Agreement does not release Employee from (i) any intentional or grossly negligent acts or omissions which have been, at any time, whether continuing or not, intentionally or grossly and negligently secreted or hidden from the Company or any member of its Board of Directors by Employee or (ii) the obligations and covenants set forth in this Agreement, the Agreement for Management Succession, Resignation and Severance of CEO, and Other Miscellaneous Matters, the Stock Purchase Agreement, Right of First Refusal Agreement, Amendment No. 3, and Stock Restriction Agreement entered commensurate herewith.

            14. Older Workers Benefit Protection Act ("OWBPA"). Employee recognizes and understands that, by executing this Agreement, he/she shall be releasing the Company Entities from any claims that he/she now has, may have, or subsequently may have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621, et seq., as amended, by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of this Agreement. In other words, Employee will have none of the legal rights against the aforementioned that he would otherwise have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621, et seq., as amended, by his/her signing this Agreement.

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            15. Consideration Period. The Company hereby notifies Employee of his right to consult with his chosen legal counsel before signing this Agreement. The Company shall afford, and Employee acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Agreement to ensure that Employee's execution of this Agreement is knowing and voluntary. In signing below, Employee expressly acknowledges that he has been afforded the opportunity to take at least twenty-one (21) days to consider this Agreement and that his execution of same is with full knowledge of the consequences thereof and is of his own free will. Notwithstanding the fact that the Company has allowed Employee twenty-one (21) days to consider this Agreement, Employee may elect to execute this Agreement prior to the end of such 21-day period. If Employee elects to execute this Agreement prior to the end of such 21-day period, then by his signature below, Employee represents that his decision to accept this shortening of the time was knowing and voluntary and was not induced by fraud, misrepresentation, or any threat to withdraw or alter the benefits provided by the Company herein, or by the Company providing different terms to any similarly-situated employee executing this Agreement prior to end of such 21-day consideration period.

            16 Revocation Period. Both the Company and Employee agree and recognize that, for a period of seven (7) calendar days following Employee's execution of this Agreement, Employee may revoke this Agreement by providing written notice revoking the same, within this seven (7) day period, delivered by hand or by certified mail, addressed to Richard A. Solon, Trans Industries, Inc., 2637 South Adams Rd., Rochester Hills, Michigan, 48309 , delivered or postmarked within such seven (7) day period. In the event Employee so revokes this Agreement, each party will receive only those entitlements and/or benefits that he would have received regardless of this Agreement.

            17 Acknowledgments. Employee acknowledges that Employee has carefully read and fully understands all of the provisions of this Agreement, that Employee has not relied on any representations of the Company or any of its representatives, directors, officers, employees and/or agents to induce Employee to enter into this Agreement, other than as specifically set forth herein and that Employee is fully competent to enter into this Agreement and has not been pressured, coerced or otherwise unduly influenced to enter into this Agreement and that Employee has voluntarily entered into this Agreement of Employee's own free will and has had the opportunity to consult with his own counsel.

            18 Entire Agreement. This Agreement contains the entire agreement between the parties hereto and replaces any prior agreements, contracts and/or promises, whether written or oral, with respect to the subject matters included herein. This Agreement may not be changed orally, but only in writing, signed by each of the parties hereto.

            19. Warranty/Representation. Employee and the Company each warrant and represent that, prior to and including the Effective Date of this Agreement, no claim, demand, cause of action, or obligation which is subject to this Agreement has been assigned or transferred to any other person or entity, and no other person or entity has or has had any interest in any such

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claims, demands, causes of action or obligations, and that each has the sole right to execute this Agreement.

            20. Invalidity. The parties to this Agreement agree that the invalidity or unenforceability of any one (1) provision or part of this Agreement shall not render any other provision(s) or part(s) hereof invalid or unenforceable and that such other provision(s) or part(s) shall remain in full force and effect.

            21. No Assignment. This Agreement is personal in nature and shall not be assigned by Employee. All payments and benefits provided Employee herein shall be made to his/her estate in the event of his/her death prior to his receipt thereof.

            22. Originals. Two (2) copies of this Agreement shall be executed as "originals" so that both Employee and the Company may possess an "original" fully executed document. The parties hereto expressly agree and recognize that each of these fully executed "originals" shall be binding and enforceable as an original document representing the agreements set forth herein.

            23. Governing Law. This Agreement shall be governed under the laws of the State of Michigan.

            24. Effective Date. This Agreement shall become effective only upon
(a) execution of this Agreement by Employee after the expiration of the twenty-one (21) day consideration period described in Section 15 of this Agreement, unless such consideration period is voluntarily shortened as provided by law; and (b) the expiration of the seven (7) day period for revocation of this Agreement by Employee described in Section 16 of this Agreement.

CAUTION TO EMPLOYEE: READ BEFORE SIGNING. THIS DOCUMENT CONTAINS A RELEASE OF ALL CLAIMS AGAINST THE COMPANY ENTITIES PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                     [SIGNATURE PAGE IMMEDIATELY FOLLOWING.]

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            IN WITNESS WHEREOF, Employee and the Company agree as set forth above:

DATE OF RECEIPT BY EMPLOYEE:                SIGNATURE OF EMPLOYEE
                                            ACKNOWLEDGING DATE OF RECEIPT:

May 9, 2005                                 /s/ Dale S. Coenen
                                            ------------------------------------
                                            DALE S. COENEN

                                            ____________________________________

                                            RECEIPT WITNESSED BY:

DATE OF EXECUTION BY EMPLOYEE:              AGREED TO AND ACCEPTED BY:

May 9, 2005                                 /s/ Dale S. Coenen
                                            ------------------------------------
                                            DALE S. COENEN

                                            ____________________________________

                                            EXECUTION WITNESSED BY:

DATE OF EXECUTION BY COMPANY:               AGREED TO AND ACCEPTED BY
                                            THE COMPANY

May 23, 2005                                BY: /s/ Richard Solon
                                                -------------------------------
                                                RICHARD SOLON
                                            TITLE: Chief Operating Officer

                                            EXECUTION WITNESSED BY:

                                            ____________________________________